Exhibit 99.1

For More Information, Contact:

James E. Fickenscher/CFO	William Q. Sargent Jr./ VP IR
Auxilium Pharmaceuticals, Inc.	Auxilium Pharmaceuticals, Inc.
(484) 321-5900	(484) 321-5926
jfickenscher@auxilium.com	wsargent@auxilium.com

U.S. Food and Drug Administration’s Arthritis Advisory Committee Sets Tentative Date to

Review XIAFLEXTM for the Treatment of Dupuytren’s contracture

MALVERN, PA., (June 18, 2009) - Auxilium Pharmaceuticals, Inc. (Nasdaq: AUXL), a specialty biopharmaceutical company, today announced that the U.S. Food and Drug Administration’s (FDA) Arthritis Advisory Committee will review XIAFLEX™ during an advisory committee hearing, tentatively scheduled to take place on September 16, 2009. The Arthritis Advisory Committee is an official advisory committee of the FDA’s Division of Anesthesia, Analgesia and Rheumatology Products (DAARP). Advisory committees provide the FDA with independent expert advice on scientific, technical, and policy matters.

XIAFLEX (collagenase clostridium histolyticum) is a novel, first-in-class, orphan-designated, biologic for the treatment of Dupuytren’s contracture. Auxilium filed its Biologics License Application (BLA) for XIAFLEX for the treatment of Dupuytren’s contracture on February 27, 2009. The FDA has not updated the Prescription Drug User Fee Act (PDUFA) date of August 28, 2009.

“Since XIAFLEX is a new molecular entity, we have been anticipating an advisory committee meeting,” said Armando Anido, Chief Executive Officer and President of Auxilium. “Due to administrative issues, the tentative committee date is just beyond the previously announced PDUFA date of August 28, 2009, but we are encouraged that the FDA advisory committee is looking at including hand and/or orthopedic surgeons on the panel. We believe that the XIAFLEX application supports a compelling benefit-risk profile of XIAFLEX in the treatment of Dupuytren’s contracture.”

About Dupuytren’s Contracture

Dupuytren’s contracture is a condition that affects the connective tissue that lies beneath the skin in the palm. The disease is progressive in nature. Typically, nodules develop in the palm as collagen deposits accumulate. As the disease progresses, the collagen deposits form a cord that stretches from the palm of the hand to the base of the finger. Once this cord develops, the patient’s fingers contract and the function of the hand is impaired. Currently, surgery is the only effective treatment. The incidence of Dupuytren’s contracture is highest in Caucasians, historically those of Northern European descent. (1) Most cases of Dupuytren’s contracture occur in patients older than 50 years and a hereditary component exists in approximately 40% of patients.(1,2)

The most frequently affected parts of the hand associated with Dupuytren’s contracture are the joints called the Metacarpal-Phalangeal Joint, or MP joint, which is the joint closest to the palm of the hand and the Proximal Intra-Phalangeal Joint, or the PIP joint, which is the middle joint in the finger. The little finger and ring finger are most frequently involved and about half of patients have bilateral disease. (1)

There are currently no drugs approved by the U.S. Food and Drug Administration for Dupuytren’s contracture, which is treated primarily by an open surgical procedure.

(1)	Tubiana, R. Dupuytren’s Disease. London: Martin Dunitz Ltd, 2006
(2)	Badalamente, M. A., Hurst, L. C. et al., Collagen as a Clinical Target: Nonoperative Treatment of Dupuytren’s Disease, The Journal of Hand Surgery, (2002;27A:788-798)

About Auxilium

Auxilium Pharmaceuticals, Inc. is a specialty biopharmaceutical company with a focus on developing and marketing to urologists, endocrinologists, orthopedists and select primary care physicians. Auxilium markets Testim® 1%, a topical testosterone gel, for the treatment of hypogonadism through its approximately 190-person sales and marketing team. Auxilium has five projects in clinical development. XIAFLEX™ (collagenase Clostridium histolyticum), formerly referred to as AA4500, has completed phase III clinical trials for the treatment of Dupuytren’s contracture, and the biologics license application is under review at the FDA for the treatment of Dupuytren’s contracture. XIAFLEX is in phase IIb of development for the treatment of Peyronie’s disease and is in phase II of development for treatment of Frozen Shoulder syndrome (Adhesive Capsulitis). Auxilium’s transmucosal film product candidate for the treatment of overactive bladder (AA4010) and its fentanyl pain product using its transmucosal delivery system are in phase I of development. The Company is currently seeking a partner to further develop these product candidates. Auxilium has rights to additional pain products and products for hormone replacement and urologic disease using its transmucosal film delivery system. Auxilium also has options to all indications using XIAFLEX for non-topical formulations. For additional information, visit http://www.auxilium.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This release contains “forward-looking-statements” within the meaning of The Private Securities Litigation Reform Act of 1995, including statements regarding the timing of actions to be taken by the FDA; the date of the FDA Arthritis Advisory Committee meeting to review XIAFLEX and the participants in such meeting; the interpretation of data; the potential benefits and effectiveness of XIAFLEX for Dupuytren’s contracture; products in development for Peyronie’s disease, Frozen Shoulder syndrome, overactive bladder, pain, hormone replacement and urologic disease; and all other statements containing projections, statements of future performance or expectations, or statements of plans or objectives for future operations (including statements of assumption underlying or relating to any of the foregoing). You can identify these statements by the fact that they use words such as “believe,” “appears,” “may,” “could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” and other words and terms of similar meaning in connection with any discussion of projections, future performance or expectations, plans or objectives for future operations (including statements of assumption underlying or relating to any of the foregoing). Actual results may differ materially from those reflected in these forward-looking statements due to various factors, including further evaluation of clinical data, results of clinical trials, decisions by regulatory authorities as to whether and when to approve drug applications, and general financial, economic, regulatory and political conditions affecting the biotechnology and pharmaceutical industries and those discussed in Auxilium’s Annual Report on Form 10-K for the year ended December 31, 2008 under the heading “Risk Factors”, which is on file with the Securities and Exchange Commission (the “SEC”) and may be accessed electronically by means of the SEC’s home page on the Internet at http://www.sec.gov or by means of Auxilium’s home page on the Internet at http://www.Auxilium.com under the heading “For Investors — SEC Filings.” There may be additional risks that Auxilium does not presently know or that Auxilium currently believes are immaterial which could also cause actual results to differ from those contained in the forward-looking statements. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such factors or forward-looking statements.

In addition, forward-looking statements provide Auxilium’s expectations, plans or forecasts of future events and views as of the date of this release. Auxilium anticipates that subsequent events and developments will cause Auxilium’s assessments to change. However, while Auxilium may elect to update these forward-looking statements at some point in the future, Auxilium specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Auxilium’s assessments as of any date subsequent to the date of this release.

CONTACT:

James E. Fickenscher

Chief Financial Officer, Auxilium Pharmaceuticals, Inc.

+1-484-321-5900

jfickenscher@auxilium.com

or

William Q. Sargent Jr.

Vice-President, Investor Relations and Corporate Communications

+1-484-321-5900

wsargent@auxilium.com

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